Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-217300) pertaining to the 2009 Equity Incentive Plan, the 2017 Equity Incentive Plan, and the 2017 Employee Stock Purchase Plan of Tocagen Inc. of our report dated March 9, 2018, with respect to the financial statements of Tocagen Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

San Diego, California

March 9, 2018